EXHIBIT 99.1

For more information, contact:

Katharine Boyce

Investor Relations Coordinator

Acxiom Corporation

(501) 342-1321

Investor.relations@acxiom.com

EACXM

Acxiom Announces Third Quarter Fiscal 2009 Results

Raises earnings and cash flow guidance

LITTLE ROCK, Ark. — January 29, 2009 — Acxiom® Corporation (NASDAQ: ACXM) today announced financial results for the third quarter of its 2009 fiscal year ended December 31, 2008. Acxiom will hold a conference call at 4:30 p.m. CST today to further discuss this information. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com.

Third Quarter 2009 Highlights:

•	Revenue of $321.1 million, compared to $350.8 million in the third quarter a year ago.
•

Loss from operations of $8.6 million, compared to income from operations of $97.4 million in the third quarter last year. Loss from operations for the current quarter included unusual loss items of $43.2 million. The prior-year quarter included $63.5 million of unusual gain items.

•

Loss per diluted share of $0.15, compared to earnings per diluted share of $0.69 in the third quarter of fiscal 2008. Excluding the impact of unusual items, earnings per diluted share would be $0.21 in the current period and $0.20 in the prior-year period.

•

Operating cash flow of $78.9 million, compared to $122.3 million in the third quarter a year ago. Operating cash flow for the prior-year quarter includes the proceeds of a $65 million payment received as a result of the termination of the agreement to acquire Acxiom.

•

Free cash flow available to equity of $46.8 million compared to $83.9 million in the third quarter a year ago. Free cash flow available to equity in the prior-year quarter includes the proceeds of a $65 million payment received as a result of the termination of the agreement to acquire Acxiom. Free cash flow available to equity is a non-GAAP financial measure; a reconciliation to the comparable GAAP measure, operating cash flow, is attached to this news release.

•	The repurchase of approximately 142,500 shares of Acxiom common stock for $1.0 million.

A schedule is attached to this release outlining the impact of the unusual items on the current and prior-year third quarter and current and prior year-to-date results.

John Meyer, Acxiom Corporation’s Chief Executive Officer and President, stated, “Despite the challenging economic environment, our performance was strong during the quarter. In particular, I was pleased with our cash flow generation and operating results, before unusual charges. Credit for these results is largely due to the efforts of Acxiom associates worldwide who have contributed to a more efficient organization while continuing to provide outstanding service to our clients.”

Operational Highlights:

•

Information Services: Revenue for the quarter was $231.1 million, compared to $244.6 million in the third quarter of the previous year. Income from operations for the quarter was $43.4 million, compared to $42.7 million in the third quarter of fiscal 2008.

•

Information Products: Revenue for the quarter was $90.0 million, compared with $106.1 million in the third quarter of the previous year. Income from operations for the quarter was $9.6 million, compared to $12.0 million in the third quarter of the previous year.

•

Corporate and Other Expenses: Corporate and other expenses for the quarter totaled $61.6 million, compared to net gains of $42.6 million for the period ended December 31, 2007. The current quarter includes unusual loss items of $43.2 million. The prior period included unusual gain items of $63.5 million.

Other Third Quarter Highlights

•

During the quarter, the company completed the acquisition of Quinetix, LLC, a Rochester, N.Y.-based provider of analytics and predictive modeling for large and medium-size businesses in retail banking, hospitality, media and other industries, for a purchase price of $2.7 million. The acquisition gives Acxiom additional consumer insight capabilities that enable clients to more effectively retain and grow their customer base and optimize pricing.

Outlook

Based on actual results and review of current expectations, the company is updating its fiscal year 2009 estimates as follows:

•	Revenue is expected to be in the range of $1.28 billion to $1.3 billion.
•	Earnings per diluted share, excluding unusual items, are expected to be in the range of $0.73 to $0.75.

•	Free cash flow to equity, which is a non-GAAP measure, is expected to be in the range of $105 million to $115 million.

Web Link to Financials

http://www.acxiom.com/FY09_Q3_Financials is a link to the detailed financial information we typically attach to our earnings releases.

About Acxiom Corporation

A global leader in interactive marketing services, Acxiom connects clients with their customers through deep consumer insight, powering effective and profitable marketing initiatives and business decisions. Our consultative approach spans multiple industries and incorporates decades of experience in consumer data and analytics, information technology, data integration and consulting solutions for effective marketing across digital, Internet, email, mobile and direct mail channels. Founded in 1969, Acxiom is headquartered in Little Rock, Ark., and serves clients around the world from locations in the United States, Europe and Asia-Pacific. For more information about Acxiom, visit www.acxiom.com.

Forward Looking Statements

This release and today’s conference call contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially. Such statements may include but are not necessarily limited to the following: that the projected revenue, earnings per share and free cash flow to equity will be within the estimated ranges for fiscal year 2009. The following are factors, among others, that could cause actual results to differ materially from these forward-looking statements: The possibility that certain contracts may not be closed, or may not be closed within the anticipated time frames; the possibility that clients may attempt to reduce the amount of business they do with the company; the possibility that in the event that a change of control of the company was sought that certain of the clients of the company would invoke certain provisions in their contracts resulting in a decline in the revenue and profit of the company; the possibility that certain contracts may not generate the anticipated revenue or profitability; the possibility that negative changes in economic or other conditions might lead to a reduction in demand for our products and services; the possibility of an economic slowdown or that economic conditions in general will not be as expected; the possibility that the historical seasonality of our business may change; the possibility that significant customers may experience extreme, severe economic difficulty; the possibility that the integration of acquired businesses may not be as successful as planned; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that sales cycles may lengthen; the possibility that we may not be able to attract and retain qualified technical and leadership associates, or that we may lose key associates to other organizations; the possibility that we won’t be able to properly motivate our sales force or other associates; the possibility that we won’t be able to achieve cost reductions and avoid unanticipated costs; the possibility that we won’t be able to continue to receive credit upon satisfactory terms and conditions; the possibility that competent, competitive products, technologies or services will be introduced into the marketplace by other companies; the possibility that we may be subjected to pricing pressure due to market conditions and/or competitive products and services; the possibility that there will be changes in consumer or business information industries and markets that negatively impact the company; the possibility that changes in accounting pronouncements may occur and may impact these projections; the possibility that we won’t be able to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; the possibility that we may encounter difficulties when entering new markets or industries; the possibility that there will be changes in the legislative, accounting, regulatory and consumer environments affecting our business, including but not limited to litigation, legislation, regulations and customs relating to our ability to collect, manage, aggregate and use data; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services; the possibility that we may enter into short-term contracts which would affect the predictability of our revenues; the possibility that the amount of ad hoc, volume-based and project work will not be as expected; the possibility that we may experience a loss of data center capacity or interruption of telecommunication links or power sources; the possibility that we may experience failures or breaches of our network and data security systems, leading to potential adverse publicity, negative customer reaction, or liability to third parties; the possibility that postal rates may increase, thereby leading to reduced volumes of business; the possibility that our clients may cancel or modify their agreements with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue; the possibility that we experience processing errors which result in credits to customers, re-performance of services or payment of damages to customers; the possibility that the services of the United States Postal Service, their global counterparts and other delivery systems may be disrupted; and the possibility that we may be affected by other competitive factors.

With respect to the provision of products or services outside our primary base of operations in the United States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in scale, competition, culture, laws and regulations.

Other factors are detailed from time to time in our periodic reports and registration statements filed with the United States Securities and Exchange Commission. We believe that we have the product and technology offerings, facilities, associates and competitive and financial resources for continued business success, but future revenues, costs, margins and profits are all influenced by a number of factors, including those discussed above, all of which are inherently difficult to forecast.

We undertake no obligation to update the information contained in this press release or any other forward-looking statement.

Acxiom is a registered trademark of Acxiom Corporation.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings (loss) per share)

	For the Three Months Ended
	December 31,
			$	%
	2008	2007	Variance	Variance

Revenue:
Services	231,077	244,646	(13,569)	(5.5%)
Products	89,979	106,113	(16,134)	(15.2%)
Total revenue	321,056	350,759	(29,703)	(8.5%)

Operating costs and expenses:
Cost of revenue
Services	173,433	188,659	15,226	8.1%
Products	70,487	82,091	11,604	14.1%
Total cost of revenue	243,920	270,750	26,830	9.9%

Services gross margin	24.9%	22.9%
Products gross margin	21.7%	22.6%
Total gross margin	24.0%	22.8%

Selling, general and administrative	42,560	46,118	3,558	7.7%
Gains, losses and other items, net	43,175	(63,489)	(106,664)	(168.0%)

Total operating costs and expenses	329,655	253,379	(76,276)	(30.1%)

Income (loss) from operations	(8,599)	97,380	(105,979)	(108.8%)

Other income (expense):
Interest expense	(8,105)	(12,797)	4,692	36.7%
Other, net	140	1,394	(1,254)	(90.0%)

Total other income (expense)	(7,965)	(11,403)	3,438	30.1%

Earnings (loss) before income taxes	(16,564)	85,977	(102,541)	(119.3%)

Income taxes	(5,115)	30,977	36,092	116.5%

Net earnings (loss)	(11,449)	55,000	(66,449)	(120.8%)

Earnings (loss) per share:

Basic	(0.15)	0.69	(0.84)	(121.7%)

Diluted	(0.15)	0.69	(0.84)	(121.7%)

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Nine Months Ended
	December 31,
			$	%
	2008	2007	Variance	Variance

Revenue:
Services	701,377	730,071	(28,694)	(3.9%)
Products	279,687	304,211	(24,524)	(8.1%)
Total revenue	981,064	1,034,282	(53,218)	(5.1%)

Operating costs and expenses:
Cost of revenue
Services	533,280	579,594	46,314	8.0%
Products	225,242	245,896	20,654	8.4%
Total cost of revenue	758,522	825,490	66,968	8.1%

Services gross margin	24.0%	20.6%
Products gross margin	19.5%	19.2%
Total gross margin	22.7%	20.2%

Selling, general and administrative	131,030	130,755	(275)	(0.2%)
Gains, losses and other items, net	40,260	(38,167)	(78,427)	(205.5%)

Total operating costs and expenses	929,812	918,078	(11,734)	(1.3%)

Income from operations	51,252	116,204	(64,952)	(55.9%)

Other income (expense):
Interest expense	(26,155)	(40,214)	14,059	35.0%
Other, net	1,786	2,908	(1,122)	(38.6%)

Total other income (expense)	(24,369)	(37,306)	12,937	34.7%

Earnings before income taxes	26,883	78,898	(52,015)	(65.9%)

Income taxes	11,829	28,393	16,564	58.3%

Net earnings	15,054	50,505	(35,451)	(70.2%)

Earnings per share:

Basic	0.19	0.63	(0.44)	(69.8%)

Diluted	0.19	0.62	(0.43)	(69.4%)

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended		For the Nine Months Ended
	December 31,		December 31,

	2008	2007	2008	2007

Amounts excluded as unusual items:

Restructuring - Severance and other payroll costs	12,547	624	12,799	5,984
Restructuring - Lease and facility related	5,215	-	4,491	-
Disposal of software	24,590	-	24,590	-
Merger termination fee	-	(65,000)	-	(65,000)
Terminated merger expenses	-	331	-	17,689
Other gains and losses, net	823	556	(1,620)	3,160

Total of gains, losses and other items	43,175	(63,489)	40,260	(38,167)

Asset write-offs included in cost of operations	-	-	-	10,048

Total impact on income (loss) from operations	43,175	(63,489)	40,260	(28,119)

Joint venture gain included in other income	-	-	(1,089)	-

Total impact on earnings (loss) before income taxes	43,175	(63,489)	39,171	(28,119)

Tax effect of excluded items	15,493	(24,496)	13,932	(11,018)

Total impact on net earnings (loss)	27,682	(38,993)	25,239	(17,101)

Total impact on earnings (loss) per share	0.36	(0.49)	0.33	(0.21)

Income (loss) from operations	(8,599)	97,380	51,252	116,204
Impact calculated above	43,175	(63,489)	40,260	(28,119)

Income from operations before excluded items	34,576	33,891	91,512	88,085

Earnings (loss) before income taxes	(16,564)	85,977	26,883	78,898
Impact calculated above	43,175	(63,489)	39,171	(28,119)

Earnings before income taxes before excluded items	26,611	22,488	66,054	50,779

Net earnings (loss)	(11,449)	55,000	15,054	50,505
Impact calculated above	27,682	(38,993)	25,239	(17,101)

Net earnings before excluded items	16,233	16,007	40,293	33,404

Diluted earnings (loss) per share	(0.15)	0.69	0.19	0.62
Impact calculated above	0.36	(0.49)	0.33	(0.21)

Diluted earnings per share before excluded items	0.21	0.20	0.52	0.41

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings (loss) per share)

	For the Three Months Ended

	December 31,	December 31,
	2008	2007

Basic earnings (loss) per share:

Numerator - net earnings (loss)	(11,449)	55,000

Denominator - weighted-average shares outstanding	78,086	79,418

Basic earnings (loss) per share	(0.15)	0.69

Diluted earnings (loss) per share:

Numerator - net earnings (loss)	(11,449)	55,000

Denominator - weighted-average shares outstanding	78,086	79,418

Dilutive effect of common stock options, warrants and restricted stock	-	253

	78,086	79,671

Diluted earnings (loss) per share	(0.15)	0.69

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Nine Months Ended

	December 31,	December 31,
	2008	2007

Basic earnings per share:

Numerator - net earnings	15,054	50,505

Denominator - weighted-average shares outstanding	77,735	79,802

Basic earnings per share	0.19	0.63

Diluted earnings per share:

Numerator - net earnings	15,054	50,505

Denominator - weighted-average shares outstanding	77,735	79,802

Dilutive effect of common stock options, warrants and restricted stock	345	1,380

	78,080	81,182

Diluted earnings per share	0.19	0.62

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	December 31,	December 31,
Revenue:	2008	2007

Information services	231,077	244,646
Information products	89,979	106,113

Total revenue	321,056	350,759

Income from operations:

Information services	43,436	42,723
Information products	9,585	12,047
Corporate & other	(61,620)	42,610

Total income (loss) from operations	(8,599)	97,380

Margin:

Information services	18.8%	17.5%
Information products	10.7%	11.4%

Total margin	-2.7%	27.8%

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Nine Months Ended

	December 31,	December 31,
Revenue:	2008	2007

Information services	701,377	730,071
Information products	279,687	304,211

Total revenue	981,064	1,034,282

Income from operations:

Information services	122,711	112,652
Information products	22,648	25,885
Corporate & other	(94,107)	(22,333)

Total income from operations	51,252	116,204

Margin:

Information services	17.5%	15.4%
Information products	8.1%	8.5%

Total margin	5.2%	11.2%

ACXIOM CORPORATION AND SUBSIDIARIES
PRODUCTS REVENUE AND COST OF PRODUCTS SUPPLEMENTAL SCHEDULE
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	December 31,	December 31,	$	%
	2008	2007	Variance	Variance

Products	69,892	85,636	(15,744)	(18.4%)
Passthrough data	20,087	20,477	(390)	(1.9%)

Total products revenue	89,979	106,113	(16,134)	(15.2%)

Cost of products revenue:
Products	50,400	61,614	11,214	18.2%
Passthrough data	20,087	20,477	390	1.9%

Total cost of products	70,487	82,091	11,604	14.1%

Margin:

Products	27.9%	28.1%
Passthrough data	0.0%	0.0%
Total products	21.7%	22.6%

ACXIOM CORPORATION AND SUBSIDIARIES
PRODUCTS REVENUE AND COST OF PRODUCTS SUPPLEMENTAL SCHEDULE
(Unaudited)
(Dollars in thousands)

	For the Nine Months Ended

	December 31,	December 31,	$	%
	2008	2007	Variance	Variance

Products	215,838	244,303	(28,465)	(11.7%)
Passthrough data	63,849	59,908	3,941	6.6%

Total products revenue	279,687	304,211	(24,524)	(8.1%)

Cost of products revenue:
Products	161,393	185,988	24,595	13.2%
Passthrough data	63,849	59,908	(3,941)	(6.6%)

Total cost of products	225,242	245,896	20,654	8.4%

Margin:

Products	25.2%	23.9%
Passthrough data	0.0%	0.0%
Total products	19.5%	19.2%

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	December 31,	March 31,	$	%
	2008	2008	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	138,075	62,661	75,414	120.4%
Trade accounts receivable, net	212,841	216,462	(3,621)	(1.7%)
Refundable income taxes	6,133	16,080	(9,947)	(61.9%)
Deferred income taxes	47,411	44,211	3,200	7.2%
Other current assets	42,192	45,645	(3,453)	(7.6%)

Total current assets	446,652	385,059	61,593	16.0%

Property and equipment	738,289	765,046	(26,757)	(3.5%)
Less - accumulated depreciation and amortization	523,486	498,777	24,709	5.0%

Property and equipment, net	214,803	266,269	(51,466)	(19.3%)

Software, net of accumulated amortization	53,900	59,263	(5,363)	(9.0%)
Goodwill	467,467	484,796	(17,329)	(3.6%)
Purchased software licenses, net of accumulated amortization	63,730	111,574	(47,844)	(42.9%)
Deferred costs, net	76,371	90,707	(14,336)	(15.8%)
Data acquisition costs	34,594	51,566	(16,972)	(32.9%)
Other assets, net	21,518	22,621	(1,103)	(4.9%)

	1,379,035	1,471,855	(92,820)	(6.3%)

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term debt	44,341	69,259	(24,918)	(36.0%)
Trade accounts payable	33,867	45,749	(11,882)	(26.0%)
Accrued payroll and related expenses	45,333	39,061	6,272	16.1%
Other accrued expenses	109,115	121,441	(12,326)	(10.1%)
Deferred revenue	57,200	64,116	(6,916)	(10.8%)

Total current liabilities	289,856	339,626	(49,770)	(14.7%)

Long-term debt	535,759	575,308	(39,549)	(6.9%)

Deferred income taxes	57,089	51,429	5,660	11.0%

Other liabilities	9,129	4,980	4,149	83.3%

Stockholders' equity:
Common stock	11,526	11,428	98	0.9%
Additional paid-in capital	795,419	779,815	15,604	2.0%
Retained earnings	419,500	413,758	5,742	1.4%
Accumulated other comprehensive income	(586)	33,976	(34,562)	(101.7%)
Treasury stock, at cost	(738,657)	(738,465)	(192)	0.0%

Total stockholders' equity	487,202	500,512	(13,310)	(2.7%)

	1,379,035	1,471,855	(92,820)	(6.3%)

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	December 31,

	2008	2007

Cash flows from operating activities:
Net earnings (loss)	(11,449)	55,000
Non-cash operating activities:
Depreciation and amortization	49,677	57,424
Loss (gain) on disposal or impairment of assets, net	25,896	(2,643)
Deferred income taxes	(2,784)	2,277
Non-cash stock compensation expense	1,807	2,648
Changes in operating assets and liabilities:
Accounts receivable	1,958	8,074
Other assets	(6,940)	17,777
Deferred costs	(918)	(7,826)
Accounts payable and other liabilities	21,107	3,297
Deferred revenue	559	(13,759)
Net cash provided by operating activities	78,913	122,269
Cash flows from investing activities:
Disposition of operations	-	14,250
Capitalized software	(3,872)	(8,507)
Capital expenditures	(6,232)	(6,891)
Data acquisition costs	(7,825)	(9,634)
Payments received from investments	-	1,804
Net cash paid in acquisitions	(2,700)	(3,720)
Net cash used by investing activities	(20,629)	(12,698)
Cash flows from financing activities:
Payments of debt	(14,193)	(49,380)
Dividends paid	-	(4,850)
Sale of common stock	2,447	2,711
Tax benefit of stock options exercised	-	25
Acquisition of treasury stock	(655)	(45,565)
Net cash used by financing activities	(12,401)	(97,059)
Effect of exchange rate changes on cash	(1,178)	(78)

Net increase in cash and cash equivalents	44,705	12,434
Cash and cash equivalents at beginning of period	93,370	53,831
Cash and cash equivalents at end of period	138,075	66,265

Supplemental cash flow information:
Cash paid (received) during the period for:
Interest	8,047	12,270
Income taxes	2,901	(4,742)
Payments on capital leases and installment payment arrangements	9,033	17,542
Payments on software and data license liabilities	3,099	6,226
Other debt payments, excluding line of credit	2,061	5,612
Prepayment of debt	-	20,000
Noncash investing and financing activities:
Acquisition of property and equipment under capital lease
and installment payment arrangements	2,233	5,004
Disposal of assets under capital lease	-	(5,304)
Construction and other financing	-	3,995
Assets acquired under data obligation	-	15,306

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Nine Months Ended

	December 31,

	2008	2007

Cash flows from operating activities:
Net earnings	15,054	50,505
Non-cash operating activities:
Depreciation and amortization	154,297	177,345
Loss (gain) on disposal or impairment of assets, net	22,654	(2,717)
Deferred income taxes	5,069	(1,464)
Non-cash stock compensation expense	8,040	5,678
Changes in operating assets and liabilities:
Accounts receivable	(9,377)	3,628
Other assets	13,875	19,163
Deferred costs	(2,986)	(20,598)
Accounts payable and other liabilities	(6,222)	4
Deferred revenue	(6,215)	(42,272)
Net cash provided by operating activities	194,189	189,272
Cash flows from investing activities:
Disposition of operations	-	14,250
Sale of assets	24,174	-
Capitalized software	(13,001)	(26,774)
Capital expenditures	(19,183)	(15,049)
Cash collected from sale of software	2,000	-
Data acquisition costs	(22,954)	(22,621)
Payments received from investments	2,596	3,603
Net cash paid in acquisitions	(15,403)	(9,191)
Net cash used by investing activities	(41,771)	(55,782)
Cash flows from financing activities:
Proceeds from debt	-	2,127
Payments of debt	(73,694)	(108,009)
Dividends paid	(9,312)	(4,850)
Sale of common stock	8,362	44,812
Tax benefit of stock options exercised	115	5,993
Acquisition of treasury stock	(655)	(45,565)
Net cash used by financing activities	(75,184)	(105,492)
Effect of exchange rate changes on cash	(1,820)	491

Net increase in cash and cash equivalents	75,414	28,489
Cash and cash equivalents at beginning of period	62,661	37,776
Cash and cash equivalents at end of period	138,075	66,265

Supplemental cash flow information:
Cash paid (received) during the period for:
Interest	24,468	40,008
Income taxes	(3,029)	(4,953)
Payments on capital leases and installment payment arrangements	33,116	54,330
Payments on software and data license liabilities	19,887	19,998
Other debt payments, excluding line of credit	6,191	11,554
Prepayment of debt	14,500	20,000
Revolving credit payments	-	2,127
Noncash investing and financing activities:
Acquisition of property and equipment under capital lease
and installment payment arrangements	7,892	20,724
Disposal of assets under capital lease	-	(5,304)
Construction and other financing	-	9,346
Software licenses and maintenance acquired under software obligation	1,546	493
Assets acquired under data obligation	-	15,306
Note payable issued in acquisition	-	300

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW AVAILABLE TO EQUITY
AND RECONCILIATION TO OPERATING CASH FLOW
(Unaudited)
(Dollars in thousands)

	06/30/07	09/30/07	12/31/07	03/31/08	YTD FY2008	06/30/08	09/30/08	12/31/08	YTD FY2009

Net cash provided by operating activities	33,587	33,416	122,269	78,534	267,806	28,473	86,803	78,913	194,189

Plus:
Sale of assets	-	-	-	-	-	-	24,174	-	24,174
Payments received from investments	-	1,799	1,804	-	3,603	2,494	102	-	2,596
Disposition of operations	-	-	14,250	-	14,250	-	-	-	-

Less:
Capitalized software	(8,447)	(9,820)	(8,507)	(6,571)	(33,345)	(5,011)	(4,118)	(3,872)	(13,001)
Capital expenditures	(2,867)	(5,291)	(6,891)	(6,551)	(21,600)	(5,706)	(7,245)	(6,232)	(19,183)
Data acquisition costs	(8,623)	(4,403)	(9,634)	(9,503)	(32,163)	(8,622)	(6,507)	(7,825)	(22,954)
Payments on capital leases and installment payment arrangements	(19,137)	(17,651)	(17,542)	(15,376)	(69,706)	(12,879)	(11,204)	(9,033)	(33,116)
Payments on software and data license liabilities	(6,493)	(7,279)	(6,226)	(11,821)	(31,819)	(8,368)	(8,420)	(3,099)	(19,887)
Other required debt payments	(3,526)	(2,416)	(5,612)	(13,492)	(25,046)	(2,057)	(2,073)	(2,061)	(6,191)

Subtotal	(15,506)	(11,645)	83,911	15,220	71,980	(11,676)	71,512	46,791	106,627

Plus:
Tax benefit of stock options and warrants	5,624	344	25	(480)	5,513	60	55	-	115

Subtotal	(9,882)	(11,301)	83,936	14,740	77,493	(11,616)	71,567	46,791	106,742

Plus:
Cash collected from sale of software	-	-	-	-	-	2,000	-	-	2,000

Total	(9,882)	(11,301)	83,936	14,740	77,493	(9,616)	71,567	46,791	108,742

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

									Q3 FY08 to Q3 FY09
	06/30/07	09/30/07	12/31/07	03/31/08	FY2008	06/30/08	09/30/08	12/31/08%		$
Revenue:
Services	240,392	245,033	244,646	239,700	969,771	236,695	233,605	231,077	-5.5%	(13,569)
Products	94,277	103,821	106,113	110,097	414,308	94,378	95,330	89,979	-15.2%	(16,134)
Total revenue	334,669	348,854	350,759	349,797	1,384,079	331,073	328,935	321,056	-8.5%	(29,703)

Operating costs and expenses:
Cost of revenue
Services	194,602	196,333	188,659	225,776	805,370	178,861	180,986	173,433	8.1%	15,226
Products	82,003	81,802	82,091	78,964	324,860	77,717	77,038	70,487	14.1%	11,604
Total cost of revenue	276,605	278,135	270,750	304,740	1,130,230	256,578	258,024	243,920	9.9%	26,830

Selling, general and administrative	42,035	42,602	46,118	46,496	177,251	49,482	38,988	42,560	7.7%	3,558
Gains, losses and other items, net	15,390	9,932	(63,489)	74,519	36,352	(545)	(2,370)	43,175	-168.0%	(106,664)

Total operating costs and expenses	334,030	330,669	253,379	425,755	1,343,833	305,515	294,642	329,655	-30.1%	(76,276)

Income (loss) from operations	639	18,185	97,380	(75,958)	40,246	25,558	34,293	(8,599)	-108.8%	(105,979)
% Margin	0.2%	5.2%	27.8%	-21.7%	2.9%	7.7%	10.4%	-2.7%
Other income (expense)
Interest expense	(13,575)	(13,842)	(12,797)	(11,016)	(51,230)	(9,459)	(8,591)	(8,105)	36.7%	4,692
Other, net	183	1,331	1,394	(1,685)	1,223	1,359	287	140	-90.0%	(1,254)
Total other income (expense)	(13,392)	(12,511)	(11,403)	(12,701)	(50,007)	(8,100)	(8,304)	(7,965)	30.1%	3,438

Earnings (loss) before income taxes	(12,753)	5,674	85,977	(88,659)	(9,761)	17,458	25,989	(16,564)	-119.3%	(102,541)
Income taxes	937	(3,521)	30,977	(30,374)	(1,981)	6,808	10,033	(5,115)	116.5%	36,092

Net earnings (loss)	(13,690)	9,195	55,000	(58,285)	(7,780)	10,650	15,956	(11,449)	-120.8%	(66,449)

Diluted earnings (loss) per share	(0.17)	0.11	0.69	(0.76)	(0.10)	0.14	0.20	(0.15)	-121.7%	(0.84)

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

									Q3 FY08 to Q3 FY09
	06/30/07	09/30/07	12/31/07	03/31/08	FY2008	06/30/08	09/30/08	12/31/08%		$
Revenue:

Services	240,392	245,033	244,646	239,700	969,771	236,695	233,605	231,077	-5.5%	(13,569)
Products	94,277	103,821	106,113	110,097	414,308	94,378	95,330	89,979	-15.2%	(16,134)

Total revenue	334,669	348,854	350,759	349,797	1,384,079	331,073	328,935	321,056	-8.5%	(29,703)

Income from Operations:

Services	34,070	35,859	42,723	1,022	113,674	38,626	40,649	43,436	1.7%	713
Products	2,164	11,674	12,047	19,858	45,743	4,578	8,485	9,585	-20.4%	(2,462)
Corporate & Other	(35,595)	(29,348)	42,610	(96,837)	(119,170)	(17,646)	(14,841)	(61,620)	-244.6%	(104,230)

Total Income from Operations	639	18,185	97,380	(75,957)	40,247	25,558	34,293	(8,599)	-108.8%	(105,979)

Margin:

Services	14.2%	14.6%	17.5%	0.4%	11.7%	16.3%	17.4%	18.8%
Products	2.3%	11.2%	11.4%	18.0%	11.0%	4.9%	8.9%	10.7%

Total	0.2%	5.2%	27.8%	-21.7%	2.9%	7.7%	10.4%	-2.7%